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AIM GROWTH ALLOCATION FUND                                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          25

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
72DD.       1  Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                  $ 4,215
            2  Dividends for a second class of open-end company shares (000's Omitted)
               Class B                                  $   495
               Class C                                  $   480
               Class R                                  $   162
               Class S                                  $   213
               Class Y                                  $    26
               Institutional Class                      $     2

73A.           Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1  Dividends from net investment income
               Class A                                   0.1596
            2  Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B                                   0.0661
               Class C                                   0.0661
               Class R                                   0.1289
               Class S                                   0.1634
               Class Y                                   0.1940
               Institutional Class                       0.2063

74U.        1  Number of shares outstanding (000's Omitted)
               Class A                                   26,844
            2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                                    7,479
               Class C                                    7,335
               Class R                                    1,305
               Class S                                    1,593
               Class Y                                      138
               Institutional Class                           10

74V.        1  Net asset value per share (to nearest cent)
               Class A                                  $ 10.02
            2  Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                  $  9.88
               Class C                                  $  9.88
               Class R                                  $  9.98
               Class S                                  $ 10.02
               Class Y                                  $ 10.02
               Institutional Class                      $ 10.08
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